Exhibit 10

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (the “Agreement”), dated January 9, 2012, relates to Warrant Number [      ] dated January 24, 2007 (the “Warrant”) issued by Capstone Turbine Corporation, a Delaware corporation (the “Company”), to [      ] (the “Holder”), pursuant to which the Holder is entitled to subscribe for and purchase up to [      ] shares (the “Warrant Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

WHEREAS, the Company wishes to induce the early exercise of the Warrant, and the Holder wishes to exercise the Warrant according to its terms.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Exercise of the Warrant.  On the date hereof, the Holder hereby exercises the Warrant for [      ] shares of Common Stock (the “Exercise”) contemporaneously with the execution of this Agreement.  In connection with the Exercise and concurrently with the execution and delivery of this Agreement, Holder shall deliver an executed copy of the Exercise Notice attached hereto as Exhibit A indicating a Cash Exercise of the Warrant.

2.             Payment of Exercise Price.  The terms of the Warrant shall remain unchanged.  Upon execution and delivery of the related exercise notice, the Company shall, in accordance with the terms of the Warrant, issue a new warrant to the Holder representing the right to purchase the remaining number of Warrant Shares, if any.  The Company and the Holder acknowledge that the current Exercise Price is $1.17.  No later than one (1) Business Day after the execution of this Agreement, the Holder shall pay the sum equal to the aggregate Exercise Price payable upon exercise of the Warrant to the Company by wire transfer of immediately available funds to an account designated by the Company and shall deliver the original Warrant to the Company.  The Company shall deliver the shares of Common Stock set forth above in Section 1 to the Holder in accordance with the terms of the Warrant.

3.             Cash Consideration. In consideration for the Exercise and the cash due the Holder for the exercise of any fractional shares, the Company hereby agrees to pay to the Holder in immediately available funds cash consideration in the amount of $[      ] to be paid no later than one (1) Business Day after the execution of this Agreement.

4.             Representations and Warranties of the Company.  The Company represents, warrants and agrees that:

4.1                 it has all the requisite authority and power to enter into and consummate the transactions contemplated herein and such transactions shall not contravene any organizational documents, contractual, regulatory, statutory or other obligation or restriction applicable to the Company;

4.2                 this Agreement has been duly and validly authorized, executed and delivered by the Company, and shall constitute a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law;

4.3                 it has a sufficient number of authorized and unissued shares of voting common stock to consummate the Exercise of the Warrant;

4.4                 any shares issued to Holder pursuant to the Exercise of the Warrant shall be unlegended Common Stock, validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, that may be sold into the public market under the Company’s effective shelf registration statement on Form S-3 (File No. 333-156459) (the “Registration Statement”, and the prospectus set forth therein, the “Prospectus”), subject to the accuracy of Holder’s representations below.  Upon receipt of the shares of Common Stock set forth above in Section 1, the Holder will have good and marketable title to such shares; and

4.5                 at the time the Registration Statement and any amendments thereto became effective and as of the date hereof the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and as of the date hereof, complied, and will comply, in all material respects with the requirements of the Securities Act and did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Registration Statement is effective and available for the issuance of the shares of Common Stock set forth above in Section 1 thereunder and the Company has not received any notice that the Securities and Exchange Commission (the “SEC”) has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the shares of Common Stock set forth above in Section 1 hereunder. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations.

4.6                 The Company confirms that neither it nor any other person acting on its behalf has provided the Holder or their agent or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information about the Company. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Holder regarding the Company or any of its subsidiaries, their business and the transactions contemplated hereby furnished by or on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4.7           Other than such filings as may be required to be made with the Nasdaq Global Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person, including, without limitation, any other security holders of the Company, in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company is not in violation of the listing requirements of the Nasdaq Global Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock within the next three (3) months.

5.             Representations and Warranties of the Holder.  The Holder represents and warrants that:

5.1                 it has the authority to enter into the transactions and consummate the transactions contemplated herein and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Holder;

5.2                 this Agreement has been duly and validly authorized, executed and delivered by the Holder, and shall constitute a legal, valid, and binding obligation of the Holder, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law;

5.3                 it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act;

5.4                 it has sufficient knowledge and experience in financial and business matters so as to be capable of bearing the economic risks of participation in this Agreement, and it is capable of evaluating the merits and risks of participating in this Agreement, including any risks associated with surrendering certain rights related to the Warrant;

5.5                 it has received any and all information requested by the Holder for the Holder to make a decision to enter into this Agreement and the transactions contemplated hereby. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and its representatives and has had the opportunity to review the Company’s operations. The Holder has also had a full opportunity to ask questions of and receive answers from the Company and its management in connection with the transactions contemplated hereby. Except as expressly set forth in this Agreement, the Holder acknowledges and agrees that the Company has made no other representation or warranty regarding the operations, business, prospects or condition (financial or otherwise) of the Company or its affiliates;

5.6                 it acknowledges that it is not relying, and has not relied, upon any statement, advice (whether legal, tax, financial, accounting or other), representation or warranty made by any entity or person including, without limitation, the Company or any of its affiliates or representatives, Lazard Frères & Co. LLC or Lazard Capital Markets LLC, except for (a) the publicly available filings made by the Company with the Commission under the Exchange Act, and (b) the statements, representations and warranties made by the Company in this Agreement;

5.7                 it is the sole legal and beneficial owner of the Warrant, and has good, valid and marketable title to the Warrant, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.  It has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Warrant or its rights in the Warrant, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Warrant; and

5.8                 it is not an affiliate of the Company as such term is defined in Rule 144 promulgated under the Securities Act.

6.             Miscellaneous.

6.1                 This Agreement may be executed in multiple original counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement.  This Agreement and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

6.2                 On or before 9:00 a.m., New York City time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K in the form required by the Exchange Act describing the material terms of the transactions contemplated hereby. From and after the filing of the 8-K Filing with the Commission, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  Without the prior written consent of the Holder, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Holder in any filing, announcement, release or otherwise.

6.3                 Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[HOLDER]

By:
Name:
Title:

CAPSTONE TURBINE CORPORATION

By:
Name:
Title:

Exhibit A

Exercise Notice